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                                                                   Exhibit 10.12

                         SEVERANCE PROTECTION AGREEMENT
                         ------------------------------



         THIS SEVERANCE PROTECTION AGREEMENT (this "AGREEMENT") is made as of the 3rd day of February, 2000, by and between Century Business Services, Inc. (the "COMPANY") and Charles D. Hamm, Jr. (the "EXECUTIVE").

         WHEREAS, in order to induce the Executive to remain in the employ of the Company, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event the Executive's employment is terminated.

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

                  1. TERM OF AGREEMENT. For purposes of PARAGRAPHS 2 AND 3, this Agreement shall commence as of February 3, 2000, and shall continue in effect until the first anniversary of such date (the "TERM").

                  2. SEVERANCE.

                     (a) Subject to PARAGRAPH 3 below:

                         (i) upon execution of this Agreement, the Company shall
have paid the Executive $256,000 (the "ADVANCE PAYMENT"). The Executive hereby acknowledges receipt of the Advance Payment from the Company.

                         (ii) if the Executive's employment with the Company is
terminated during the Term and after the 10-K Filing Date (as defined below), the Company shall pay Executive (A) $256,000, which amount will be paid in a lump sum payment to be made on the date that is the second regular pay day to occur after the date of such termination (the "TERMINATION DATE"), and (B) an additional $256,000, which amount will be paid in equal bi-monthly installments over a twenty-four month period commencing on the third regular pay day to occur after the Termination Date and continuing on each successive regular pay day to occur thereafter until paid in full (the amounts to be paid to Executive under this subparagraph (ii) are hereinafter referred to as the "SEVERANCE PAYMENTS").

                         (iii) if the Executive's employment with the Company is
terminated during the Term and after the 10-K Filing Date, the Company shall make available to the Executive its medical plan, at no cost to the Executive, for a period that is the shorter of: (A) two (2) years after the Termination Date, and (B) the period beginning on the Termination Date and ending on the date the Executive accepts future employment.

                         (iv) if the Executive's employment with the Company is
terminated during the Term and after the 10-K Filing Date, all stock options held by Executive immediately prior to the Termination Date shall become one hundred percent (100%) vested and shall be exercisable in accordance with the terms of the Company's Amended and Restated 1996 Employee Stock Option Plan, as the same may be amended from time to time.



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                     (b) The Executive shall not be required to mitigate the
amount of any payment provided for in this Agreement by seeking other employment or otherwise and, except as provided in PARAGRAPH 2(a)(iii), no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

                     (c) The severance pay and benefits provided for in this PARAGRAPH 2 shall be in lieu of any other severance pay to which the Executive may be entitled under any plan, agreement or arrangement of the Company or any Affiliate.

                     (d) All taxes incurred by the Executive associated with the benefits provided to the Executive hereunder are the responsibility of the Executive.

                  3. TERMINATION OR BREACH.

                     (a) In the event that the Company terminates the Executive's employment for Cause (as defined in PARAGRAPH 3(c) below) at any time during the Term or that the Executive terminates his employment with the Company for any reason on or before the date on which the Form 10-K of the Company for the year ended December 31, 1999 is filed (the "10-K FILING DATE"), each of the following shall occur:

                         (i) the Executive shall promptly pay to the Company an
amount equal to the Advance Payment plus accrued interest thereon from the date of this Agreement through the date of such repayment at a rate equal to the prime rate as reported by The Wall Street Journal (National Edition) on the date of such termination;

                         (ii) the Executive shall forfeit all rights to, and
shall no longer be entitled to, the Severance Payments; and

                         (iii) the Executive shall forfeit all rights to, and
shall no longer be entitled to, the benefits described in PARAGRAPHS 2(a)(iii) and 2(a)(iv).

                     (b) In the event that the Executive breaches any of the representations, warranties and covenants set forth in PARAGRAPHS 4, 5, 6 AND 7 below, the Company will have no further obligation to make any Severance Payments pursuant to PARAGRAPH 2(a)(ii) or provide medical coverage pursuant to PARAGRAPH 2(a)(iii), and may pursue all other available remedies, including equitable remedies.

                     (c) For purposes of this Agreement, any of the following reasons shall be "CAUSE" for the Company to terminate the Executive's employment:

                         (i) the willful breach of any provision of PARAGRAPHS
4, 5, 6, OR 7 hereof or a refusal to follow reasonable and lawful directives of the Board of Directors of the Company (the "BOARD"); provided, however, that to the extent that such breach is curable, the Board will give the Executive written notice of such breach and the Executive will have 15 days from the receipt of such notice to cure such breach;

                         (ii) any act of fraud or dishonesty with respect to any
aspect of the Company's or any Affiliate's business;



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                         (iii) continued use of illegal drugs;

                         (iv) as a result of the Executive's gross negligence or
willful misconduct, the Executive shall commit any act that causes, or shall knowingly fail to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company or any Affiliate; or

                         (v) conviction of a felony or of a crime involving
moral turpitude.

                  4. NONDISCLOSURE. The Executive acknowledges that during the course of his performance of services for the Company he has acquired and will continue to acquire technical knowledge with respect to the Company's business operations, including, by way of illustration, the Company's investment plans or strategies, trade secrets, customer lists, customer or consultant contracts and the details thereof, pricing policies, operational methods, marketing and merchandising plans or strategies, business acquisition plans, personnel acquisition plans, and all other information pertaining to the business of the Company or any Affiliate that is not publicly available (all of such information herein referred to as the "CONFIDENTIAL INFORMATION"); provided, however that the term "CONFIDENTIAL INFORMATION" shall not include (a) any information which is or becomes publicly available otherwise than through breach of this Agreement or (b) any information which is or becomes known or available to the Executive on a non-confidential basis and not in contravention of applicable law from a source which is entitled to disclose such information to the Executive. The Executive agrees that he will not, while he is employed by the Company, divulge to any person, directly or indirectly, except to the Company or its officers and agents or as reasonably required in connection with his duties on behalf of the Company, or use, except on behalf of the Company, any Confidential Information acquired by the Executive during the term of his employment. The Executive agrees that he will not, at any time after his employment with the Company has ended, divulge to any person directly or indirectly any Confidential Information nor use Confidential Information in any way detrimental to the Company. The Executive further agrees that if his relationship with the Company is terminated (for whatever reason) he shall not take with him but will leave with the Company all records, papers and computer software and data and any copies thereof relating to the Confidential Information (or if such papers, records, computer software and data or copies are not on the premises of the Company, the Executive agrees to return such papers, records and computer software and data immediately upon his termination). The Executive acknowledges that all such papers, records, computer software and data or copies thereof are and remain the property of the Company.

                  5. INVENTIONS AND PATENTS. The Executive agrees that all inventions, innovations or improvements relating to the Company's business or method of conducting business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during his employment with the Company belong to the Company. The Executive will promptly disclose such inventions, innovations or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm such ownership.



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                  6. NONCOMPETITON. The Executive agrees that:

                     (a) During the term he performs services for the Company and for a period of three (3) years after the termination thereof, he will not interfere with the relationship of the Company and any employee, agent or representative.

                     (b) During the term he performs services for the Company and for a period of three (3) years after the termination thereof, he will not directly or indirectly interfere with the relationships of the Company with customers, dealers, distributors, vendors or sources of supply.

                     (c) After discussing the matter with the Executive, the Company shall have the right, subject to applicable law, to inform any other third party that the Company reasonably believes to be, or to be contemplating, participating with the Executive or receiving from the Executive assistance in violation of this Agreement, of the terms of this Agreement and of the rights of the Company hereunder, and that participation by any such third party with the Executive in activities in violation of this PARAGRAPH 6 may give rise to claims by the Company against such third party.

                  7. NONDISPARAGEMENT.

                     (a) The Executive shall refrain, both during the term he performs services for the Company and after his employment with the Company has ended, from publishing any oral or written statements, to any person or entity (other than, during the term he performs services for the Company, to the Company, any Affiliates, or any of the Company's or Affiliates' directors, officers, employees, agents, or representatives) that damage or disparage the reputation of the Company or any Affiliates, or any of the Company's or Affiliates' directors, officers, employees, agents or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Company and the Affiliates under this PARAGRAPH 7 are in addition to any and all rights and remedies otherwise afforded by law.

                     (b) The Company shall refrain, and shall use its reasonable best efforts to cause the Affiliates to refrain, both during the term the Executive performs services for the Company and after his employment with the Company has ended, from publishing any oral or written statements, to any person or entity (other than during the term the Executive performs services for the Company, to the Company, any Affiliates or any of the Company's or Affiliates' directors, officers, employees, agents or representatives) that damage or disparage the reputation of the Executive. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Executive under this PARAGRAPH 7 are in addition to any and all rights and remedies otherwise afforded by law.

                  8. TRANSFER OF EMPLOYMENT. Notwithstanding any other provision herein to the contrary, the Company shall cease to have any further obligation or liability to the Executive under this Agreement if (a) the Executive's employment with the Company terminates as a result of the transfer of his or her employment to any Affiliate, (b) this Agreement is assigned to such other Affiliate, and (c) such other Affiliate expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no assignment had taken place. Any Affiliate to which this Agreement is so assigned shall be treated as the "Company" for all purposes of this Agreement on or after the


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date as of which such assignment to the Affiliate, and the Affiliate's assumption and agreement to so perform this Agreement, becomes effective.

                  9. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing, shall be signed by the Executive if to the Company or by a duly authorized officer of the Company if to the Executive, and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by reputable courier service addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

                  10. NATURE OF RIGHTS. The Executive shall have the status of a mere unsecured creditor of the Company with respect to his or her right to receive any payment under this Agreement. This Agreement shall constitute a mere promise by the Company to make payments in the future of the benefits provided for herein. It is the intention of the parties hereto that the arrangements reflected in this Agreement shall be treated as unfunded for tax purposes and, if it should be determined that Title I of ERISA is applicable to this Agreement, for purposes of Title I of ERISA. Except as provided in PARAGRAPH 2(c), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any Affiliate and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any Affiliate. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any Affiliate shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

                  11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

                  12. SUCCESSORS; BINDING AGREEMENT.

                      (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. The Company shall require its successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                      (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his or her beneficiaries or legal representatives,


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except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                  13. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Cuyahoga County in the State of Ohio.

                  14. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  15. COOPERATION. From and after the date on which Executive's employment with the Company is terminated for any reason:

                      (a) Executive agrees to cooperate with and make himself available to the Company, for reasonable periods of time, upon reasonable notice, during normal business hours, in connection with any matters arising out of or in connection with matters for which Executive had responsibility during his tenure as an employee of the Company, including, without limitation, any matters arising out of or related to any audit, litigation or similar occurrence affecting the Company; provided, however, that such cooperation shall not unreasonably interfere with Executive's employment obligations with Executive's future employer; and

                      (b) The Company agrees to cooperate with and make its representatives available to Executive, for reasonable periods of time, upon reasonable notice, during normal business hours, in connection with any matters arising out of or in connection with matters for which Executive had responsibility during his tenure as an employee of the Company, including, without limitation, any matters arising out of or related to any audit, litigation, or similar occurrence affecting Executive.

                  16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof, except for the Stock Option Agreements, dated as of November 24, 1997, February 12, 1998 and January 4, 1999, between the Company and the Executive, which shall be amended to the extent provided herein.

                  17. WITHHOLDINGS. All payments to be made to Executive hereunder shall be reduced by applicable taxes and other withholdings.

                  18. CERTAIN DEFINITIONS.

                      (a) AFFILIATE. For purposes of this Agreement, "AFFILIATE" means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.


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                      (b) COMPANY. For purposes of this Agreement, all
references to the Company shall include its successors and assigns.


                            [SIGNATURE PAGE FOLLOWS]




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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has executed this Agreement as of the day and year first above written.


                                      CENTURY BUSINESS SERVICES, INC.


                                      By:  /s/ Jerome P. Grisko, Jr.
                                           ------------------------------------
                                           Jerome P. Grisko, Jr.
                                           President


ATTEST:

By:
   -------------------------------------
      Name:
           -----------------------------
      Title:
           -----------------------------


                                           EXECUTIVE:



                                           /s/ Charles D. Hamm, Jr.
                                           ------------------------------------
                                           Charles D. Hamm, Jr.













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